July 29, 2005

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549 USA

Dear Sirs:

RE:	U.S. GEOTHERMAL INC.
FILE REF. NO. 333-117287

We were previously the principal accountants for U.S. Geothermal Inc. and we reported on the consolidated financial statements of U.S. Geothermal Inc. as of the periods since March 31, 2001. As of July 15, 2005, we were not engaged as the principal accountants for U.S. Geothermal Inc. We have read U.S. Geothermal Inc.’s statements under Item 4 of its Form 8-K/A dated, July 29, 2005, and we agree with such statements.

For the most recent fiscal period through to July 15, 2005, there has been no disagreement between U.S. Geothermal Inc. and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgan & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

“Morgan & Company”

Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1